                                 LYDALL, INC.
                                 Exhibit 11.1

     Schedule of Computation of Weighted Average Shares Outstanding

                                           Three Months          Nine Months
                                              Ended                 Ended
                                           September 30,         September 30,
                                           -------------         -------------
                                           1995     1994         1995     1994
                                           ----     ----         ----     ----
                                            (Unaudited)           (Unaudited)
Primary
-------

Weighted average number of common
  shares                                 17,259   16,665       17,251   16,617

Additional shares assuming conversion
  of stock options and warrants           1,159    1,392        1,034    1,296
                                         ------   ------       ------   ------

Weighted average common shares and
  equivalents outstanding                18,418   18,057       18,285   17,913
                                         ======   ======       ======   ======

Fully Diluted
-------------

Weighted average number of common
  shares                                 17,259   16,665       17,251   16,617

Additional shares assuming conversion
  of stock options and warrants           1,170    1,424        1,061    1,323
                                         ------   ------       ------   ------

Weighted average common shares and
  equivalents outstanding                18,429   18,089       18,312   17,940
                                         ======   ======       ======   ======


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